BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION

                                 Attorney At Law
                        Licensed in Arizona and Minnesota
                           11801 North Tatum Boulevard
                                    Suite 108
                           Phoenix, Arizona 85028-1612
                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                             http://www.blumepc.com
                            email: gblume@blumepc.com


                                       February 24, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Reference:     Amendment Number 7 to Registration Statement on Form SB-2

Gentlemen:

     As counsel for MedCare Technologies, Inc., we hereby consent to the incorporation as exhibits to this Form SB-2 Statement of our opinion relating to the Preferred Stock offering and of our opinion regarding the securities registered for resale in the Form SB-2 by MedCare Technologies, Inc. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                         Sincerely,

                         BLUME LAW FIRM, P.C.


                         /s/ Gary R. Blume
                         Gary R. Blume
                         Attorney at Law
Enclosures
GRB/lvd
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